Exhibit 10.4

JHD HOLDINGS (CAYMAN) LIMITED
14/F Golden Centre

188 Des Voeux Road Central
Hong Kong

EAST STONE ACQUISITION CORPORATION
25 Mall Road, Suite 330

Burlington, MA 01803

November 12, 2021

Double Ventures Holdings Limited 19/F Hong Commercial Building 145 Hennessy Road Wanchai, Hong Kong Attn: Sherman Xiaoma Lu	Xiaoma (Sherman) Lu 19/F Hong Commercial Building 145 Hennessy Road Wanchai, Hong Kong

Navy Sail International Limited 19/F Hong Commercial Building 145 Hennessy Road Wanchai, Hong Kong	Charlie Hao 19/F Hong Commercial Building 145 Hennessy Road Wanchai, Hong Kong

Yellow River (Cayman) Limited One Capital Place PO Box 847 Grand Cayman KY1 - 1103 Cayman Islands BWI Attn: Sherrie Chou	JHD Technologies Limited One Capital Place PO Box 847 Grand Cayman KY1 - 1103 Cayman Islands BWI Attn: Ariel Gibson

Re: Amendment to Letter Agreement Regarding Forfeiture of Founder Shares

Ladies and Gentlemen:

Reference is made to that certain letter agreement, dated February 16, 2021 (the “Founder Share Letter”), by and among, JHD Holdings (Cayman) Limited, a Cayman Islands company (“JHD”), East Stone Acquisition Corporation, a British Virgin Islands business company (the “Purchaser”), Double Ventures Holdings Limited, a British Virgin Islands company (the “Sponsor”), Navy Sail International Limited, a British Virgin Islands company (“Navy Sail”), Chunyi (Charlie) Hao, and Xiaoma (Sherman) Lu , pursuant to which, among other matters, each of the Sponsor, Navy Sail and Messrs. Hao and Lu (collectively, the “Primary Initial Shareholders”) agreed to forfeit up to 50% of their Founder Shares in the event that that Purchaser Cash at Closing was less than the Target Purchaser Cash. Any term used but not defined in this letter agreement (this “Amendment”) will have the meaning ascribed to such term in the Founder Share Letter or, if such term is not defined in the Founder Share Letter, in the Business Combination Agreement defined therein.

The Purchaser, JHD and the Primary Initial Shareholders desire to amend the Founder Share Letter to provide (i) that the Forfeited Shares, if any, shall be cancelled and replaced with Pubco Ordinary Shares, which shall be used for the purposes specified herein and (ii) to add JHD Technologies Limited, a Cayman Islands company (“Pubco”), and Yellow River (Cayman) Limited, a Cayman Islands company (the “Primary Seller”), as a parties thereto.

Section 3 of the Founder Share Letter provides that it may only be changed, amended or modified by a written instrument executed by all of the parties thereto.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, JHD, Pubco, the Purchaser, the Primary Initial Shareholders and the Primary Seller hereby agree as follows:

1.	Amendments to Founder Share Letter. The Founder Share Letter shall be amended as follows:

(a)	The third sentence of the preamble to Section 1 of the Founder Share Letter is hereby amended by deleting it in its entirety and replacing it with the following:

“In order to effectuate such forfeiture, upon the Closing, each Primary Initial Shareholder shall deliver its Founder Pro Rata Share of the Forfeited Shares to Purchaser in book entry form for cancellation. The Forfeited Shares shall be replaced by an equivalent number of Pubco Ordinary Shares (the “Forfeiture Replacement Shares”) with such shares being allocated and applied in accordance with Section 1(b) below. In addition, any Founder Shares transferred to investors prior to the Closing pursuant to Section 1(b)(ii) below shall also be deemed to be Forfeiture Replacement Shares.

(b)	Section 1 of the Founder Share Letter shall be amended by adding the following as a new subsection 1(b):

“(b) The Forfeiture Replacement Shares shall be allocated and issued to the individuals and entities specified below in the following order and priority:

(i)	First, 138,000 Forfeiture Replacement Shares to the Primary Seller in partial satisfaction of the amounts owed to the Primary Seller for advancing the Extension payment to Purchaser;

(ii)	Second, if any Forfeiture Replacement Shares remain after the allocation and issuance in clause (i) above, up to 450,000 Forfeiture Replacement Shares (with such number of shares payable under Section 1(b)(ii) reduced by the amount of any prior transfers of Founder Shares for the purposes set forth below in this Section 1(b)(ii)) in connection with the Transactions either (x) to enter into written backstop agreements with the Purchaser or Pubco or (y) to provide financing for the costs and expenses of an Extension, with any new issuance of such shares occurring concurrently with the Closing; and

(iii)	Third, if any Forfeiture Replacement Shares remain after the allocations in clauses (i) and (ii) above, (A) the first 500,000 of such Forfeiture Replacement Shares to an individual shareholder of the Sponsor who is neither a member of the Board of Directors or the management team of the Purchaser and (B) the remaining Forfeiture Replacement Shares equally to (x) the Primary Seller on the one hand, and (y) Messrs. Hao and Lu in equal proportion on the other hand.

For the avoidance of doubt, to the extent that the investors specified in clause 1(b)(ii) above enter in non-redemption agreements with Purchaser and thereby waive their right to redeem their shares at the Closing, the value of such shares remaining in the trust account immediately before the Closing (which such funds will be placed in escrow pursuant to the non-redemption agreements immediately following Closing) shall not count towards the minimum cash condition specified in Section 9.2(d) of the Business Combination Agreement.

(c)	Section 1 of the Founder Share Letter shall be amended by adding the following as a new subsection 1(c):

“(c) Notwithstanding anything in this Agreement to the contrary, in the event that after the application of Section 1(a) above it is determined by the parties hereto that there are no Forfeited Shares at the Closing, the Primary Initial Shareholders acknowledge and agree that the obligation to deliver shares of Purchaser or Pubco to the entities specified in Section 1(b)(i) and 1(b)(ii) above, shall be satisfied by the Primary Initial Shareholders either at or prior to the Closing by the transfer of an equivalent number of Founder Shares to such parties in the same order and priority as specified in Section 1(b) (i) to (ii) with respect to the Forfeiture Replacement Shares.

(d)	The Founder Share Letter shall be amended by adding the Primary Seller and Pubco as parties thereto.

2.	Miscellaneous.

(a)	Except as expressly provided in this Amendment, all of the terms and provisions in the Founder Share Letter are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Founder Share Letter, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein.

(b)	Any reference to the Founder Share Letter in the Founder Share Letter or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Founder Share Letter, as amended by this Amendment (or as the Founder Share Letter may be further amended or modified in accordance with the terms thereof).

(c)	Each of the parties hereto acknowledges and agrees that such party has full power and authority to enter into this Amendment and has been duly authorized to do so. The execution, delivery and performance of this Amendment will not conflict with or breach any other agreement to which any of the parties or their respective assets are bound.

(d)	The terms of this Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Founder Share Letter, including Sections 6 thereof.

(e)	Neither this Amendment, nor the Founder Share Letter, may be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by (i) the Purchaser, JHD, Pubco, each Primary Initial Shareholder and Yellow River.

{Remainder of Page Intentionally Left Blank; Signature page follows}

Please indicate your agreement to the foregoing by signing in the space provided below.

JHD HOLDINGS (CAYMAN) LIMITED

By:	/s/ Jun Wang
Name:	Jun Wang
Title:	Director

EAST STONE ACQUISITION CORPORATION

By:	/s/ Xiaoma (Sherman) Lu
Name:	Xiaoma (Sherman) Lu
Title:	Chief Executive Officer

Accepted and agreed, effective as of the date first set forth above:

DOUBLE VENTURES HOLDINGS LIMITED

By:	/s/ Chunyi (Charlie) Hao
Name:	Chunyi (Charlie) Hao
Title:	Director

NAVY SAIL INTERNATIONAL LIMITED

By:	/s/ Chunyi (Charlie) Hao
Name:	Chunyi (Charlie) Hao
Title:	Director

/s/ Chunyi (Charlie) Hao
Chunyi (Charlie) Hao

/s/ Xiaoma (Sherman) Lu
Xiaoma (Sherman) Lu

[Additional Signatures on Following Page]

[Signature Page to Amendment to Founder Share Letter]

JHD TECHNOLOGIES LIMITED

By:	/s/ Jun Wang
Name:	Jun Wang
Title:	Director

YELLOW RIVER (CAYMAN) LIMITED

By:	/s/ Alan Martin Clingman
Name:	Alan Martin Clingman
Title:	Director

[Signature Page to Amendment to Founder Share Letter]